DHI Group Reports Second Quarter 2020 Financial Results

CENTENNIAL, Colorado August 6, 2020 - DHI Group, Inc. (NYSE:DHX) (“DHI” or the “Company”) today announced the following financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Results

▪Total revenues were $33.8 million, down 10% year over year (9% excluding impact of foreign exchange).
▪Dice revenues were $20.5 million, down 12% year over year.
▪ClearanceJobs revenues were $7.1 million, up 18% year over year.
▪eFinancialCareers revenues were $6.2 million, down 24% year over year (21% excluding impact of foreign exchange).
▪Net income was $1.9 million, or earnings per diluted share of $0.04, compared to net income of $3.1 million, or $0.06 per diluted share, in the year ago quarter.
▪Cash flow from operations was $7.1 million, compared to $11.1 million in the year-ago quarter.
▪Adjusted EBITDA1 was $7.8 million, or an Adjusted EBITDA margin1 of 23% compared to $9.1 million and 24% in the year-ago quarter.
▪Cash was $27.5 million and net debt1 was $9.5 million.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"We continued to strengthen our product offering with dozens of new releases introduced during the second quarter, and while the overall job market was impacted by COVID-19, job postings for technologists have steadily been improving from their low point during the quarter as employers, including ourselves, have started to hire again. As we strive to lead the industry with the development of our career marketplaces for matching tech professionals with employers, our continued investment in product development and sales and marketing positions us well as we look to capitalize on the improving market dynamics through the remainder of the year."

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Product Highlights

Below are the key product highlights delivered during the second quarter:

Dice
▪Dice Recruiter Profile is the first major release in Dice's transformation from a job board to a full-scale career marketplace. With Dice Marketplace, DHI Group is creating a trusted place where recruiters and candidates can confidently search, match and communicate in real time. Dice Recruiter Profile launches that evolution by allowing clients to enrich their profiles with photos, personal information, details about corporate brand and culture, news and latest hires, upcoming events and future hiring needs—all of which create more transparency and personalize the recruiter behind the role.
▪Dice Remote Jobs is an excellent opportunity for employers to tap into pools of remote workers across the U.S. to increase talent pipelines and diversify work forces as part of the nationwide shift toward remote work. Given technologists' desire for flexible and remote work options and the proven success of at-home work over the past several months, technologists are increasingly seeking out employers that offer this type of work/life balance moving forward. Dice clients now have a way to designate a job posting as remote, without an on-site location, and tech professionals on Dice can now easily filter their job searches for remote-only jobs as well as have these job postings directly delivered to their inbox with a saved search. Since the company launched Remote Jobs, the views for these job postings have been 50% higher than the non-remote job postings.

ClearanceJobs
▪CJ Automated Recruiter Workflow is a product feature that allows recruiters to pre-program processes throughout the talent acquisition lifecycle, saving them time on typically tedious recruiting tasks. Workflow allows recruiting teams to automate recruitment processes like connecting with potential candidates, sending introduction messages, or tagging candidates to a specific job opening. ClearanceJobs estimates that this powerful set of tools can eliminate approximately 3.5 hours of administrative task time per recruiter per day. ClearanceJobs is the only career site in the world that incorporates this capability. ClearanceJobs continues to be DHI's testbed for key market leading features like this one of a kind patented technology.

eFinancialCareers
▪eFC Enhanced Candidate Profile enables candidates to expose a richer profile, equivalent to that offered in ClearanceJobs, to recruiters specializing in their respective field. In mid-July eFC also launched eFC Follow, Voice and Video. These features complete the foundation of eFC's marketplace, delivering a rich set of communication tools for recruiters and professionals to engage in career discussions. Now finance and tech professionals and recruiters can connect virtually with video and voice calling, as well as instant messaging all through the eFC platform.

Business Outlook

"We continue to invest in our long term growth plan, while at the same time balancing our costs with our revenue opportunity in these challenging times," commented Kevin Bostick, CFO of DHI Group, Inc. "While we are not providing specific guidance, we continue to operate the business to Adjusted EBITDA margins1 in the 20% range."

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, August 6, 2020, at 5:00 p.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.

The call can be accessed by dialing 1-844-890-1790 (in the U.S.) or 1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of software products, online tools and services to deliver career marketplaces to candidates and employers globally. DHI’s three brands—Dice, ClearanceJobs and eFinancialCareers— enable recruiters and hiring managers to efficiently search, match and connect with highly skilled technologists in specialized fields, particularly technology, those with active government security clearances and in financial services. Professionals find ideal employment opportunities, relevant job advice and personalized data to best manage their whole technologist life. For nearly 30 years, we have leveraged the latest technology to foster career connections in multiple markets including North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Senior Director Communications
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, and Net Debt provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income,

cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Net Debt

Net Debt is defined as total principal outstanding debt less cash and cash equivalents. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019

Revenues	$33,784	$37,359	$70,417	$74,479

Operating expenses:
Cost of revenues	4,159	3,916	8,335	7,741
Product development	3,774	4,391	7,939	8,587
Sales and marketing	12,297	13,774	26,835	28,053
General and administrative	8,082	7,790	16,633	15,718
Depreciation	3,019	2,361	6,272	4,786
Impairment of intangible assets	—	—	7,200	—
Disposition related and other costs	—	825	—	1,700
Total operating expenses	31,331	33,057	73,214	66,585
Loss on sale of business	—	(537)	—	(537)
Operating income (loss)	2,453	3,765	(2,797)	7,357
Interest expense and other	(161)	(219)	(344)	(324)
Impairment of equity investment	—	—	(2,002)	—
Income (loss) before income taxes	2,292	3,546	(5,143)	7,033
Income tax expense (benefit)	430	485	(455)	2,384
Net income (loss)	$1,862	$3,061	$(4,688)	$4,649

Basic earnings (loss) per share	$0.04	$0.06	$(0.10)	$0.10
Diluted earnings (loss) per share	$0.04	$0.06	$(0.10)	$0.09

Weighted average basic shares outstanding	48,427	48,918	48,781	48,513
Weighted average diluted shares outstanding	49,691	51,875	48,781	51,139

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Cash flows from (used in) operating activities:
Net income (loss)	$1,862	$3,061	$(4,688)	$4,649
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	3,019	2,361	6,272	4,786
Deferred income taxes	458	150	(804)	95
Amortization of deferred financing costs	37	37	74	74
Stock based compensation	1,615	1,620	3,411	3,078
Impairment of intangible assets	—	—	7,200	—
Impairment of equity investment	—	—	2,002	—
Change in accrual for unrecognized tax benefits	63	89	(18)	210
Gain on sale of equity investment	(200)	—	(200)	—
Loss on sale of business	—	537	—	537
Changes in operating assets and liabilities:
Accounts receivable	4,876	6,015	2,765	3,806
Prepaid expenses and other assets	313	(189)	355	187
Capitalized contract costs	121	253	980	961
Accounts payable and accrued expenses	2,526	73	(4,242)	(7,546)
Income taxes receivable/payable	101	(67)	255	1,429
Deferred revenue	(8,423)	(2,879)	(4,041)	1,906
Other, net	719	76	699	203
Net cash flows from operating activities	7,087	11,137	10,020	14,375
Cash flows from (used in) investing activities:
Net cash received from sale of businesses	—	2,683	—	2,683
Net cash received from sale of equity investment	200	—	200	—
Purchases of fixed assets	(4,117)	(3,234)	(8,405)	(6,286)
Net cash flows used in investing activities	(3,917)	(551)	(8,205)	(3,603)
Cash flows from (used in) financing activities:
Payments on long-term debt	(7,444)	(7,000)	(9,444)	(22,000)
Proceeds from long-term debt	7,444	—	36,444	14,000
Payments under stock repurchase plan	(3,433)	—	(5,076)	(491)
Purchase of treasury stock related to vested restricted stock and performance stock units	(175)	(518)	(1,523)	(1,050)
Net cash flows from (used in) financing activities	(3,608)	(7,518)	20,401	(9,541)
Effect of exchange rate changes	90	(149)	(122)	(90)
Net change in cash and cash equivalents for the period	(348)	2,919	22,094	1,141
Cash and cash equivalents, beginning of period	27,823	4,694	5,381	6,472
Cash and cash equivalents, end of period	$27,475	$7,613	$27,475	$7,613

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$27,475	$5,381
Accounts receivable, net	18,119	21,158
Income taxes receivable	2,132	2,353
Prepaid and other current assets	3,227	4,180
Total current assets	50,953	33,072
Fixed assets, net	22,256	20,352
Acquired intangible assets	31,800	39,000
Capitalized contract costs	6,467	7,515
Goodwill	152,082	156,059
Deferred income taxes	8	7
Operating lease right-of-use asset	17,592	19,712
Other assets	1,115	2,604
Total assets	$282,273	$278,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$14,426	$18,908
Operating lease liabilities	3,244	3,643
Deferred revenue	46,644	50,568
Income taxes payable	1,028	984
Total current liabilities	65,342	74,103
Long-term debt, net	36,509	9,435
Deferred income taxes	11,987	12,823
Deferred revenue	525	1,058
Accrual for unrecognized tax benefits	1,769	1,787
Operating lease liabilities	14,959	16,664
Other long-term liabilities	1,917	1,256
Total liabilities	133,008	117,126
Total stockholders’ equity	149,265	161,195
Total liabilities and stockholders’ equity	$282,273	$278,321

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2020 and 2019 and balance sheets as of June 30, 2020 and December 31, 2019 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$1,862	$3,061	$(4,688)	$4,649
Interest expense	362	217	541	326
Income tax expense (benefit)	430	485	(455)	2,384
Depreciation	3,019	2,361	6,272	4,786
Non-cash stock based compensation	1,615	1,620	3,411	3,078
Loss on sale of business	—	537	—	537
Disposition related and other costs	—	825	—	1,700
Legal contingencies and related fees	—	19	—	163
Impairment of intangible assets	—	—	7,200	—
Impairment of equity investment	—	—	2,002	—
Gain on sale of equity investment	(200)	—	(200)	—
Severance and related costs	699	—	1,217	—
Other	(1)	2	3	(2)
Adjusted EBITDA	$7,786	$9,127	$15,303	$17,621

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$7,087	$11,137	$10,020	$14,375
Interest expense	362	217	541	326
Amortization of deferred financing costs	(37)	(37)	(74)	(74)
Income tax expense (benefit)	430	485	(455)	2,384
Deferred income taxes	(458)	(150)	804	(95)
Change in accrual for unrecognized tax benefits	(63)	(89)	18	(210)
Change in accounts receivable	(4,876)	(6,015)	(2,765)	(3,806)
Change in deferred revenue	8,423	2,879	4,041	(1,906)
Disposition related and other costs	—	825	—	1,700
Legal contingencies and related fees	—	19	—	163
Severance and related costs	699	—	1,217	—
Changes in working capital and other	(3,781)	(144)	1,956	4,764
Adjusted EBITDA	$7,786	$9,127	$15,303	$17,621

Dice Recruitment Package Customers
Beginning of period	5,850	6,100	6,000	6,200
End of period	5,450	6,100	5,450	6,100

Average for the period (1)	5,600	6,100	5,750	6,100

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,131	$1,130	$1,142	$1,132

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

Summary of Deferred Revenue and Backlog:	June 30, 2020	December 31, 2019
Deferred Revenue	$47,169	$51,626
Contractual commitments not invoiced	23,910	37,093
Backlog[3]	$71,079	$88,719

(3) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

Reconciliation of Debt to Net Debt:	June 30, 2020	December 31, 2019
Long term debt, net	$36,509	$9,435
Add: Deferred financing costs, net	491	565
Principal debt outstanding	37,000	10,000
Less: Cash and cash equivalents	27,475	5,381
Net Debt	$9,525	$4,619

	Revenue
	Q2 2020	Q2 2019	Change	$ Fx Impact[1]
Dice	$20,489	$23,215	(12)%	$—
ClearanceJobs	7,107	6,014	18%	—
eFinancialCareers	6,188	8,130	(24)%	(207)
Total Revenues	$33,784	$37,359	(10)%	$(207)

Net Income (loss)[2]	$1,862	$3,061
Diluted earnings (loss) per share[2]	$0.04	$0.06
Adjusted EBITDA	$7,786	$9,127
Adjusted EBITDA Margin	23%	24%

	Revenue
	FY 2020	FY 2019	Change	$ Fx Impact[1]
Dice	$42,974	$46,361	(7)%	$—
ClearanceJobs	14,007	11,796	19%	—
eFinancialCareers	13,436	16,322	(18)%	(337)
Total Revenues	$70,417	$74,479	(5)%	$(337)

Net Income (loss)[3]	$(4,688)	$4,649
Diluted earnings (loss) per share[3]	$(0.10)	$0.09
Adjusted EBITDA	$15,303	$17,621
Adjusted EBITDA Margin	22%	24%

(1) Foreign exchange impact is calculated by determining the increase (decrease) in current period revenues where current period revenues are translated using prior period exchange rates.
(2) For the three months ended June 30, 2020, the Company recorded a gain from sale of equity investment, which was offset by severance and related costs, net of tax, and discrete tax items that negatively impacted net income $0.4 million, or $0.01 per diluted share. For the three months ended June 30, 2019, the Company recorded disposition related and other costs and loss on sale of businesses, net of tax, and discrete tax items that negatively impacted net income $0.8 million, or $0.02 per diluted share.
(3) For the six months ended June 30, 2020, the Company recorded a gain from sale of equity investment, impairment, and severance and related costs, net of tax, and discrete tax items that negatively impacted net income by $8.6 million, or $0.17 per diluted share. For the six months ended June 30, 2019, the Company recorded disposition related and other costs and loss on sale of businesses, net of tax, and discrete tax items that negatively impacted net income $2.6 million, or $0.05 per diluted share.